EXHIBIT H-1

                   Utility Subsidiaries Financing Arrangements

1.   Nevada Power Company ("Nevada Power"):

     (i)  Commercial Paper Facilities

          o $150 million commercial paper program, backed by a revolving credit facility with various banks in the amount of $150 million (see below) which expires in August, 2000.

     (ii) Committed Line of Credit

          o $150 million unsecured revolving credit facility with Mellon Bank, First Union National Bank and Wells Fargo, as syndication agents. This facility may be used for working capital and general corporate purposes, including for commercial paper backup.

     (iii) First Mortgage Bonds

              Amount        Series     Interest Rate    Maturity Date
              ------        ------     -------------    -------------
          $ 15.0 million      L           7.625 %          11/1/02
          $105.0 million1     V           6.700 %          06/1/22
          $ 39.5 million1     W           6.600 %          06/1/19
          $ 78.0 million1     X           7.200 %          10/1/22
          $ 35.0 million      Z           8.500 %          01/1/21
          ----------------------

          1    Secures a like principal amount of tax-exempt bonds (see below).

     (iv) Pollution Control Facilities Revenue Bonds (tax-exempt)

              Amount        Interest Rate   Maturity Date       Bond Issuer
              ------        -------------   -------------    -------------------
          $ 13.0 million       5.350 %         10/1/22       Coconino Co., Ariz.
          $ 20.0 million       6.375 %         10/1/36       Coconino Co., Ariz.
          $ 20.0 million       5.800 %         11/1/32       Coconino Co., Ariz.
          $ 15.0 million      floating         10/1/09       Clark Co., Nevada
          $ 39.5 million2      6.600 %         06/1/19       Clark Co., Nevada
          $ 14.0 million       5.300 %         10/1/11       Clark Co., Nevada
          $  6.3 million       5.450 %         10/1/23       Clark Co., Nevada
          ---------------------
          2 Secured by a like principal amount of first mortgage bonds (listed above).

     (v)  Industrial Development Revenue Bonds (tax-exempt)

              Amount        Interest Rate   Maturity Date       Bond Issuer
              ------        -------------   -------------    -------------------
          $ 76.75 million      5.600 %         10/1/30       Clark Co., Nevada
          $ 85.0 million       5.900 %         10/1/30       Clark Co., Nevada
          $ 44.0 million       5.500 %         10/1/30       Clark Co., Nevada
          $100.0 million      floating         06/1/20       Clark Co., Nevada
          $105.0 million3      6.700 %         06/1/22       Clark Co., Nevada
          $ 78.0 million3      7.200 %         10/1/22       Clark Co., Nevada
          $ 52.285 million     5.900 %         11/1/32       Clark Co., Nevada
          ---------------------
          3 Secured by a like principal amount of first mortgage bonds (listed above).

     (vi) Senior Unsecured Notes

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $130.0 million       6.200 %        04/15/04

     (vii) Unsecured Money Market Notes

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $150.0 million      floating        06/12/01

     (viii) Junior Subordinated Deferrable Interest Debentures

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $122.548 million4    8.200 %        03/31/37
          $ 72.165 million4    7.750 %         10/1/38
          ----------------------
          4 Issued to special purpose business trust subsidiary in connection with issuance trust preferred securities (see below).

     (ix) Guarantees

          o Nevada Power guarantees the obligations of the $118.872 million of Preferred Securities of NVP Capital I, a wholly-owned subsidiary of Nevada Power.

          o Nevada Power guarantees the obligations of the $70.000 million of Preferred Securities of NVP Capital III, a wholly-owned subsidiary of Nevada Power.

     (x)  Trust Preferred Securities of Subsidiary Trusts

              Amount        Distribution Rate     Maturity Date
              ------        -----------------     -------------
          $118.872 million       8.200 %            03/31/37
          $ 72.165 million       7.750 %            10/1/38


2.   Sierra Pacific Power Company ("SPPC"):

     (i)  Commercial Paper Facilities

          o $150 million commercial paper program, backed by a revolving credit facility with various banks in the amount of $150 million (see below) which expires in August, 2000.

     (ii) Committed Line of Credit

          o $150 million unsecured revolving credit facility with Mellon Bank, First Union National Bank and Wells Fargo, as syndication agents. This facility may be used for working capital and general corporate purposes, including for commercial paper backup.

     (iii) First Mortgage Bonds

              Amount        Series     Interest Rate    Maturity Date
              ------        ------     ---------------- -------------
          $   .9 million       O          2.000 %         05/21/04
          $  1.5 million       Y          2.000 %         02/19/11
          $  3.2 million       Z          5.000 %         08/10/24
          $ 39.5 million5     AA          6.550 %          10/1/13
          $ 17.5 million5     BB          6.650 %          12/1/17
          $115.0 million6     CC         12.000 %          06/1/22
          $ 45.0 million5     DD          6.300 %          12/1/14
          $10.25 million5     EE          6.300 %          07/1/22
          $  1.0 million5     FF          6.350 %          08/1/12
          $ 20.0 million5     GG          6.550 %          09/1/20
          $ 75.0 million5     HH          6.650 %          06/1/17
          $ 21.2 million5     II          6.700 %          11/1/32
          $  9.8 million5     JJ          5.900 %          06/1/23
          $ 30.0 million5     KK          5.900 %          06/1/23
          $ 80.0 million6     LL         10.000 %          06/1/33
          $ 80.0 million6     MM          9.000 %          01/1/35
          $ 35.0 million6     NN          9.000 %          02/1/37
          ----------------------
          5    Secures a like principal amount of tax-exempt bonds (see below)
          6    Secures a series of collateralized medium-term notes (listed below).

     (iii)  Collateralized Medium-Term Notes

              Amount        Series     Interest Rate    Maturity Date
              ------        ------     ---------------- -------------
          $ 27.0 million7     A           8.610 %          06/1/22
          $ 46.0 million7     A           7.875 %          06/1/22
          $ 37.0 million7     A           6.950 %          06/1/22
          $ 32.5 million7     B           7.100 %          11/2/23
          $ 25.5 million7     B           7.140 %          11/6/23
          $ 10.0 million7     C           6.810 %         03/29/06
          $  5.0 million7     C           6.820 %         03/29/06
          $  5.0 million7     C           6.830 %         03/29/06
          $ 10.0 million7     C           6.810 %          04/1/06
          $  7.0  million7    C           6.650 %         11/29/06
          $ 13.0 million7     C           6.620 %         11/29/06
          $ 13.0 million7     D           5.590 %         12/11/03
          $  5.0 million7     D           5.500 %         12/15/03
          $ 17.0 million7     D           5.470 %         12/17/01
          ----------------------
          7 Secured by a like principal amount of first mortgage bonds (see above).

     (iv) Pollution Control Facilities Revenue Bonds (tax-exempt)

              Amount        Interest Rate   Maturity Date       Bond Issuer
              ------        -------------   -------------    -------------------
          $ 39.5 million8      6.550 %         10/1/13       Humboldt Co., Nev.
          $  1.0 million8      6.350 %         08/1/12       Humboldt Co., Nev.
          $10.25 million8      6.300 %         07/1/22       Humboldt Co., Nev.
          ---------------------
          8 Secured by a like principal amount of first mortgage bonds (listed above).

     (v)  Water and/or Gas Facilities Revenue Bonds (tax-exempt)

              Amount        Interest Rate   Maturity Date       Bond Issuer
              ------        -------------   -------------    -------------------
          $   17.5 million9    6.650 %         12/1/17       Washoe Co., Nev.
          $   45.0 million9    6.300 %         12/1/14       Washoe Co., Nev.
          $   75.0 million9    6.650 %         06/1/17       Washoe Co., Nev.
          $   20.0 million9    6.550 %         09/1/20       Washoe Co., Nev.
          $   21.2 million9    6.700 %         11/1/32       Washoe Co., Nev.
          $   80.0 million    floating         12/1/20       Washoe Co., Nev.
          $     9.8 million9   5.900 %         06/1/23       Washoe Co., Nev.
          $   30.0 million9    5.900 %         06/1/23       Washoe Co., Nev.
          ---------------------
          9 Secured by a like principal amount of first mortgage bonds (listed above).

     (vi) Unsecured Money Market Notes

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $200.0 million      floating        06/12/01

     (vii) Series 1999-1 Notes of SPPC Funding LLC, a wholly-owned subsidiary of SPPC

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $24.0 million10        6.40%        03/25/11
          ----------------------

          10 Issued to California Infrastructure and Economic Development Bank Special Purpose Trust SPPC-1 in connection with the issuance of California Rate Reduction Certificates.

     (viii) Junior Subordinated Debentures

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $50.0 million11        8.60%        07/30/36

          ----------------------

          11 Issued to special purpose business trust subsidiary in connection with issuance trust preferred securities (see below).

     (ix) Guarantees

          o SPPC guarantees the obligations of the $48.0 million of Preferred Securities of Sierra Pacific Power Capital I, a wholly-owned subsidiary of SPPC.

     (x)  Trust Preferred Securities of Subsidiary Trust

              Amount        Distribution Rate     Maturity Date
              ------        ----------------      -------------
          $48.5 million        8.600 %               07/30/36

     (xi) Class A, Series 1 Preferred Stock

              Amount        Dividend Rate   Maturity Date
              ------        -------------   -------------
          $50.0 million        7.800 %            None
          (2,000,000 shares,                  (redeemable
          $25 stated value)                 starting 09/1/02)


3.   Portland General Electric Company ("PGE"):

     (i)  Commercial Paper Facilities

          o $300 million of commercial paper program, backed by revolving credit facilities with various banks in the amount of $300 million (of which $200 million is a multi year credit agreement expiring July 2000 and $100 million is a 364 day credit agreement expiring in August 2000).

          The above two commercial paper facilities will be replaced in July 2000 by the following two new facilities:

          o $250 million of commercial paper program, backed by revolving credit facilities with various banks in the amount of $250 million (of which $150 million is a 3 year credit agreement expiring July 2003 and $100 million is a 364 day credit agreement expiring in July 2001).

     (ii) First Mortgage Bonds

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $ 45 million          7.40%         11/15/01
          $ 15 million          7.66%         01/15/02
          $ 40 million          6.47%         08/15/03
          $ 11 million          7.61%         07/14/04
          $ 26 million          7.61%         07/20/04
          $  8 million          7.60%         07/21/04
          $ 18 million          9.07%         08/15/05
          $ 50 million          7.15%         06/15/07
          $ 20 million          9.31%         08/11/21
          $ 25 million          9.46%         08/12/21
          $115 million          7.75%         04/15/23

     (iii) Pollution Control Bonds

              Amount        Interest Rate   Maturity Date
              ------        -------------   -------------
          $ 20.2 million        4.80%         04/01/10
          $ 16.7 million        4.80%         06/01/10
          $  9.6 million        5.25%         08/01/14
          $  5.1 million       7.125%         12/15/14
          $  5.8 million     floating         12/01/31
          $ 97.8 million        4.60%         05/01/33
          $ 23.6 million        4.60%         05/01/33
          $ 21   million        4.75%         05/01/33

     (iv) $57.3 million in Conservation Bonds maturing monthly to 2006 at 6.91%.

     (v)  $150 million in Senior Unsecured Notes due 2010 at 7.875%.

     (vi) $75 million in Junior Subordinated Deferrable Interest Debentures due 2035 at 8.25%.

     (vii) $30 million in 7.75% Series Cumulative Preferred Stock with a mandatory sinking fund period from June 2002 through June 2007 .